EXHIBIT 10.1

Named Executive Officers Long-Term Equity Incentive Fiscal Year 2014 Awards

Executive Officer	Restricted Stock* (Performance-Based Vesting) (#)	Restricted Stock* (Time-Based Vesting) (#)	Restricted Stock* (Performance-Based Vesting TSR) (#)
Charles H. Turner
Senior Executive Vice President, Chief Financial Officer	7,340	8,388	13,107

Catherine David
Executive Vice President, Merchandising	6,490	7,417	11,590

Gregory S. Humenesky
Executive Vice President, Human Resources	3,678	4,203	6,567

Sharon M. Leite
Executive Vice President, Stores	5,563	6,358	9,932

*
All equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, restated as amended.  The respective forms of award agreements are attached as Exhibits 10.2, 10.3 and 10.4. The grants were effective April 12, 2013.